  Inland Real Estate Corporation

Supplemental Financial Information

For the Three and Nine Months Ended
September 30, 2007

2901 Butterfield Road
Oak Brook, Illinois 60523
Telephone:  (630) 218-8000
Facsimile:  (630) 218-7357
www.inlandrealestate.com

Inland Real Estate Corporation
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2007

This supplemental financial information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could."  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company's filings on Form 10-K dated December 31, 2006 with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Darryl Cater, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
benchelt@inlandrealestate.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION

REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER 2007

OAK BROOK, IL (November 7, 2007) – Inland Real Estate Corporation (NYSE: IRC) today announced financial results for the third quarter ended September 30, 2007.

Highlights

•

Funds from operations (FFO) of $22.8 million or $0.35 per share (basic and diluted) for the three months ended September 30, 2007

•

FFO of $69.9 million or $1.07 per share for the nine months ended September 30, 2007, representing increases of 3.4% and 7.0%, respectively

•

Total of 78 leases executed for rental of 379,092 aggregate square feet during the quarter; average base rents for new and renewal leases up 25.8% and 24.8%, respectively, over expiring rates

•

Financial occupancy up 1.1% from last quarter

•

Company closed one direct and two joint venture acquisitions during quarter; fee income from unconsolidated JVs up 86% year-to-date versus same period prior year

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (REITs), for the three months ended September 30, 2007 was $22.8 million, a decrease of 1.5% compared to $23.2 million for the three months ended September 30, 2006.  On a per share basis, FFO was $0.35 (basic and diluted) for the three months ended September 30, 2007, an increase of $0.01 or 2.9% over the three months ended September 30, 2006.  The decrease in FFO for the quarter is primarily due to an increase in interest expense and property operating expense, partially offset by an increase in fee income from unconsolidated joint ventures.  FFO per share for the quarter increased from the same period prior year, primarily due to a decrease in the number of common shares outstanding in 2007, a result of the repurchase of approximately 2.8 million shares by the Company in the fourth quarter 2006.

The Company reported that net income was $10.0 million for the three months ended September 30, 2007, a decrease of 31.4% compared to net income of $14.6 million for the three months ended September 30, 2006.  On a per share basis, net income was $0.15 per share (basic and diluted) for the three months ended September 30, 2007, a decrease of 31.8% compared to $0.22 per share (basic and diluted) for the three months ended September 30, 2006.  The decreases in net income and net income per share in the quarter are primarily due to no gains on sales of investment properties in the third quarter 2007 versus gains on property sales of $3.9 million or $0.06 per share for the three months ended September 30, 2006.

FFO increased $2.3 million or 3.4% to $69.9 million for the nine months ended September 30, 2007.  On a per share basis, FFO increased by 7.0% or $0.07 to $1.07 from $1.00 for the same year ago period.  FFO increased in the nine month period primarily due to gains on sales of a joint venture interest and non-operating property (land) recorded in the first quarter 2007, and increased fee income earned from joint venture activity with Inland Real Estate Exchange Corporation.  The increase in FFO per share for the nine month period was primarily due to the aforementioned items, plus a decrease in the number of common shares outstanding for the nine months ending September 30, 2007, compared to the same period prior year.

Net income was $32.4 million for the nine months ended September 30, 2007, a decrease of $4.3 million or 11.7% compared to net income of $36.7 million for the nine months ended September 30, 2006.  Net income per share was $0.50 (basic and diluted) for the nine months ended September 30, 2007, a decrease of $0.04 or 7.4% from the prior year period.  The decreases in net income and net income per share for the nine months ended September 30, 2007 over the year ago period are primarily due to gains on sales of investment properties of $1.2 million or $0.02 per share in 2007, compared to gains of $6.0 million or $0.09 per share in 2006, partially offset by increased fee income from joint venture activity recognized in 2007.

A reconciliation of FFO to net income and FFO per share to net income per share is provided at the end of this news release.

“During the quarter we continued to build upon a platform of solid operations and initiatives to drive growth,” said Robert Parks, President and Chief Executive Officer of Inland Real Estate Corporation. “We delivered consistent overall performance, including a seven percent increase in FFO per share year-to-date and a nearly three percent gain in total revenues for the quarter.  Leasing remains a core strength, with a total of 78 leases executed in the third quarter for nearly 380,000 square feet, and strong leasing spreads on both new and renewal leases.”

“In addition,” said Parks, “we are benefiting from our joint venture initiatives, including increased fee income through our partnership with Inland Real Estate Exchange Corporation (IREX). Our development and investment joint ventures are proving to be resourceful complementary strategies to foster growth in the current retail environment.”

Portfolio Performance
Total revenues increased 2.7% to $45.4 million for the three months ended September 30, 2007, from $44.2 million for the third quarter 2006.  For the nine months ended September 30, 2007 total revenues increased $6.6 million or 5.0% to $138.7 million from $132.1 million for the same period in 2006, primarily due to additional property acquisitions.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and nine month periods during each year.  A total of 123 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.  Same store net operating income (excluding the impact of straight-line and intangible lease rent) was $29.6 million for the third quarter 2007 and $88.0 million for the nine months ended September 30, 2007, essentially level with the same periods prior year.  As of September 30, 2007, occupancy for the Company’s same store portfolio was 95.6%, compared to occupancy of 95.4% as of September 30, 2006.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 4.1% to $38.1 million for the three months ended September 30, 2007, compared to $36.6 million for the three months ended September 30, 2006.  For the nine months ended September 30, 2007, EBITDA increased 7.2% to $113.4 million from $105.7 million last year.  A definition and reconciliation of EBITDA to income from continuing operations is provided at the end of this news release.

Balance Sheet, Market Value and Liquidity
EBITDA coverage of interest expense was 2.7 times for the three months ended September 30, 2007, compared to 2.6 times for the second quarter 2007.  The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service and incur debt.

At September 30, 2007, the Company had an equity market capitalization of $1.0 billion and $1.1 billion of total debt outstanding (including the pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of $2.1 billion and a debt-to-total market capitalization of 50.7%.  Including the convertible notes, approximately 85.6% of this debt was fixed at a weighted average interest rate of 5.19%.  At September 30, 2007, the Company had $80 million outstanding on its unsecured line of credit, which the Company uses for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing
For the three months ended September 30, 2007, the Company executed 14 new, 59 renewal leases, and 5 non-comparable leases (new, previously un-leased space) aggregating 379,092 square feet.  The 14 new leases comprise 39,694 square feet with an average rental rate of $16.70 per square foot, a 25.8% increase over the average expiring rate.  The 59 renewal leases comprise 316,357 square feet with an average rental rate of $15.00 per square foot, a 24.8% increase over the average expiring rate.  The five non-comparable leases comprise 23,041 square feet with an average base rent of $13.67.  As of September 30, 2007, the Company’s portfolio was 95.6% leased, compared to 96.2% leased as of September 30, 2006, and 95.7% leased as of June 30, 2007.

Acquisitions
During the third quarter, Inland Real Estate Corporation acquired for its own portfolio four ground-leased pads located adjacent to Orland Park Place, a retail center in Orland Park, IL, in which the company owns an interest through a joint venture. The four pads, acquired for $10.9 million, comprise a combined floor area of approximately 30,000 square feet and are currently tenanted by an Olive Garden restaurant, a T.G.I. Friday’s restaurant, National City Bank of the Midwest and the Canoe Club restaurant.

In October, the Company acquired for its joint venture with Inland Real Estate Exchange Corporation (IREX) a 32,258 square foot, two-tenant building in Aurora, IL, for $6.0 million.  The property is currently leased to Office Depot and the Factory Card and Party Outlet.

Development Joint Venture Activity

During the quarter, the Company acquired for $23.0 million 63 acres of land in North Aurora, IL, through its joint venture with North American Real Estate, Inc. (NARE).  The property, adjacent to an existing development venture the Company has undertaken with NARE, will likely be developed into 200,000 to 300,000 square feet of multi-tenant retail space plus free-standing out parcels for sale or ground lease.  The Company also acquired for $5 million, a 107,800 square foot building and out-building in Boise, Idaho, with its partner Pine Tree Institutional Realty, LLC.  The property will be redeveloped into multi-tenant retail space.

Dividends
In August, September and October 2007 the Company paid monthly cash dividends to stockholders of $0.08167 per common share.  The Company currently pays annual dividends at the rate of $0.98 per share.

Guidance
The Company reiterates original guidance that FFO per common share (basic and diluted) for fiscal year 2007 is expected to be in the range of $1.40 to $1.43.

Conference Call/Webcast
The Company will host a management conference call to discuss its financial results on Wednesday, November 7, 2007 at 2:00 p.m. CT (3:00 p.m. ET).  Hosting the conference call for the Company will be Robert Parks, President and Chief Executive Officer, Mark Zalatoris, Chief Operating Officer, Brett Brown, Chief Financial Officer and Scott Carr, President of Property Management. The conference call can be accessed by dialing 877-407-0782, or 201-689-8567 for international callers.  The Company recommends that participants dial in at least ten minutes prior to the scheduled start of the call.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 4:00 p.m. CT (5:00 p.m. ET) on November 7, 2007, and will be available until 12:00 midnight on Wednesday, November 14, 2007.  Interested parties can access the replay of the conference call by dialing 877-660-6853, or 201-612-7415 for international callers.  The replay passcode is Account # 286 and the Conference ID # is 258249.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 150 neighborhood, community, power, lifestyle and single-tenant retail centers located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three-months ended September 30, 2007, is available at www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically  the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
September 30, 2007 and December 31, 2006
(In thousands except per share data)

Assets

	September 30, 2007 (unaudited)	December 31, 2006
Investment properties:
Land	$346,367	337,896
Construction in progress	1,520	434
Building and improvements	942,476	926,014

	1,290,363	1,264,344
Less accumulated depreciation	242,455	218,808

Net investment properties	1,047,908	1,045,536

Cash and cash equivalents	24,183	27,569
Investment in securities (net of an unrealized loss of $1,260 and $546 at September 30, 2007 and December 31, 2006, respectively)	22,088	16,777
Restricted cash	5,376	4,044
Accounts and rents receivable (net of provision for doubtful accounts of $1,343 and $1,990 at September 30, 2007 and December 31, 2006, respectively)	40,251	33,668
Mortgages receivable	30,699	27,848
Investment in and advances to unconsolidated joint ventures	91,611	74,890
Deposits and other assets	5,983	3,864
Acquired above market lease intangibles (net of accumulated amortization of $2,396 and $2,450 at September 30, 2007 and December 31, 2006, respectively)	2,614	3,118
Acquired in-place lease intangibles (net of accumulated amortization of $8,584 and $6,534 at September 30, 2007 and December 31, 2006, respectively)	21,873	21,102
Leasing fees (net of accumulated amortization of $1,687 and $1,572 at September 30, 2007 and December 31,2006, respectively)	3,578	3,378
Loan fees (net of accumulated amortization of $5,128 and $4,107 at September 30, 2007 and December 31, 2006, respectively)	6,385	7,367

Total assets	$1,302,549	1,269,161

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets (continued)
September 30, 2007 and December 31, 2006
(In thousands except per share data)

Liabilities and Stockholders' Equity

	September 30, 2007 (unaudited)	December 31, 2006
Liabilities:
Accounts payable and accrued expenses	$6,274	5,558
Acquired below market lease intangibles (net of accumulated amortization of $3,917 and $3,535 at September 30, 2007 and December 31, 2006, respectively)	3,643	4,537
Accrued interest	5,925	3,683
Accrued real estate taxes	28,451	24,425
Distributions payable	5,348	5,205
Security and other deposits	2,455	2,466
Mortgages payable	599,874	622,280
Line of credit	80,000	28,000
Convertible notes	180,000	180,000
Prepaid rents and unearned income	1,999	2,596
Other liabilities	17,781	10,363

Total liabilities	931,750	889,113

Commitments and contingencies

Minority interest	2,576	3,065

Stockholders' Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at September 30, 2007 and December 31, 2006	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 65,484 and 65,059 Shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	654	650
Additional paid-in capital (net of offering costs of $58,816)	612,403	605,133
Accumulated distributions in excess of net income	(243,574)	(228,254)
Accumulated other comprehensive loss	(1,260)	(546)

Total stockholders' equity	368,223	376,983

Total liabilities and stockholders' equity	$1,302,549	1,269,161

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and nine months ended September 30, 2007 and 2006 (unaudited)
(In thousands except per share data)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006
Revenues:
Rental income	$32,757	32,647	98,385	96,091
Tenant recoveries	12,118	11,193	37,730	35,170
Other property income	565	403	2,569	858

Total revenues	45,440	44,243	138,684	132,119

Expenses:
Property operating expenses	5,618	4,580	18,845	14,977
Real estate tax expense	8,270	7,865	24,389	24,095
Depreciation and amortization	10,842	10,137	31,926	30,591
General and administrative expenses	2,506	2,415	8,871	7,422

Total expenses	27,236	24,997	84,031	77,085

Operating income	18,204	19,246	54,653	55,034

Other income	1,300	1,620	3,840	3,779
Fee income from unconsolidated joint ventures	2,114	657	3,242	1,747
Gain on sale of investment properties	-	132	-	623
Gain on sale of joint venture interest	-	-	2,228	-
Gain on extinguishment of debt	-	-	319	-
Interest expense	(12,172)	(11,429)	(36,091)	(32,688)
Minority interest	(117)	(194)	(336)	(810)

Income before equity in earnings of unconsolidated joint ventures, income tax expense of taxable REIT subsidiary and discontinued operations	9,329	10,032	27,855	27,685

Income tax expense of taxable REIT subsidiary	(229)	-	(654)	(53)
Equity in earning of unconsolidated joint ventures	930	553	3,873	2,419

Income from continuing operations	10,030	10,585	31,074	30,051

Discontinued operations:
Income from discontinued operations (including gain on sale of investment properties of $0 and $3,883 for the three months ended September 30, 2007 and 2006, respectively and $1,223 and $6,017 for the nine months ended September 30, 2007 and 2006)	2	4,041	1,356	6,693

Net income available to common stockholders	10,032	14,626	32,430	36,744

Other comprehensive income:
Unrealized loss on investment securities	(429)	(352)	(714)	(762)

Comprehensive income	$9,603	14,274	31,716	35,982

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three and nine months ended September 30, 2007 and 2006 (unaudited)
(In thousands except per share data)

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.15	0.16	0.48	0.44
Discontinued operations	0.00	0.06	0.02	0.10

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.22	0.50	0.54

Weighted average number of common shares outstanding – basic	65,361	67,668	65,193	67,574

Weighted average number of common shares outstanding – diluted	65,422	67,737	65,260	67,643

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

Net income available to common stockholders	$10,032	14,626	32,430	36,744
Gain on sale of investment properties, net of minority interest	-	(4,015)	(1,223)	(6,406)
Gain on non-operating property, net of minority interest	-	-	-	157
Equity in depreciation of unconsolidated joint ventures	2,740	2,476	7,582	6,638
Amortization on in-place lease intangibles	604	755	2,247	2,253
Amortization on leasing commissions	198	200	560	574
Depreciation, net of minority interest	9,274	9,155	28,295	27,640

Funds From Operations	$22,848	23,197	69,891	67,600

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.22	0.50	0.54

Funds From Operations, per common share – basic and diluted	$0.35	0.34	1.07	1.00

Weighted average number of common shares outstanding, basic	65,361	67,668	65,193	67,574

Weighted average number of common shares outstanding, diluted	65,422	67,737	65,260	67,643

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

Income from continuing operations	$10,030	10,585	31,074	30,051
Gain on non-operating property	-	(132)	-	(623)
Income tax expense of taxable REIT subsidiary	229	-	654	53
Income from discontinued operations	2	158	133	676
Interest expense	12,172	11,429	36,091	32,688
Interest expense associated with discontinued operations	-	99	131	340
Interest expense associated with unconsolidated joint ventures	2,119	1,760	5,689	4,895
Depreciation and amortization	10,842	10,137	31,926	30,591
Depreciation and amortization associated with discontinued operations	-	107	106	440
Depreciation and amortization associated with unconsolidated joint ventures	2,740	2,476	7,582	6,638

EBITDA	$38,134	36,619	113,386	105,749

Total Interest Expense	$14,291	13,288	41,911	37,923

EBITDA: Interest Expense Coverage Ratio	2.7 x	2.8 x	2.7 x	2.8 x

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2007 and 2006
(In thousands except per share and square footage data)

Financial Highlights (1)	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

Total revenues	$45,440	44,243	138,684	132,119

Net Income available to common stockholders (1)	$10,032	14,626	32,430	36,744
Gain on sale of investment properties, net of minority interest	-	(4,015)	(1,223)	(6,406)
Gain on non-operating property, net of minority interest (2)	-	-	-	157
Equity in depreciation of unconsolidated ventures	2,740	2,476	7,582	6,638
Amortization on in-place leases intangibles	604	755	2,247	2,253
Amortization on leasing commissions	198	200	560	574
Depreciation, net of minority interest	9,274	9,155	28,295	27,640
Funds From Operations	$22,848	23,197	69,891	67,600

Net income available to common stockholders per weighted average common share – basic and diluted	$0.15	0.22	0.50	0.54

Funds From Operations per weighted average common share – basic and diluted	$0.35	0.34	1.07	1.00

Distributions Declared	$16,033	16,242	47,750	48,677
Distributions Per Common Share	$0.24	0.24	0.73	0.72
Distributions / Funds From Operations Payout Ratio	70.2%	70.0%	68.3%	72.0%
Weighted Average Commons Shares Outstanding, Diluted	65,422	67,737	65,260	67,643

	As of September 30, 2007	As of September 30, 2006

Total Assets	$1,302,549	1,266,292

General and Administrative Expenses	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

General and Administrative Expenses (G&A)	$2,506	2,415	8,871	7,422
G&A Expenses as a Percentage of Total Revenue	5.5%	5.5%	6.4%	5.6%
Annualized G&A Expenses as a Percentage of Total Assets	0.77%	0.76%	0.91%	0.78%

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2007 and 2006
(In thousands except per share and square footage data)

Net Operating Income	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

Net Operating Income (NOI) (Cash basis)	$31,830	31,529	95,490	92,689
Same Store Net Operating Income (Cash basis)	$29,557	29,645	88,005	87,835
Same Store NOI Percentage Increase Over Prior Year Period	-0.3%		0.2%

Occupancy (3)	As of September 30, 2007	As of September 30, 2006

Leased Occupancy	95.6%	96.2%
Financial Occupancy	95.7%	95.5%
Same Store Financial Occupancy	95.6%	95.4%

Capitalization	As of September 30, 2007	As of September 30, 2006

Total Shares Outstanding	65,484	67,768
Closing Price Per Share	$15.49	17.52
Equity Market Capitalization	$1,014,347	1,187,295
Total Debt (4)	1,042,209	913,445
Total Market Capitalization	$2,056,556	2,100,740

Debt to Total Market Capitalization	50.7%	43.5%

(1)

See detailed pages for reconciliation of non-GAAP financial information to the most comparable GAAP measures.

(2)

Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of intangible leases, interest, depreciation, amortization, bad debt and general and administrative expenses.

(3)

Includes properties held in unconsolidated joint ventures.

(4)

Includes pro-rata share of unconsolidated joint venture debt.

Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2007 and 2006
(In thousands except per share and square footage data)

Funds From Operations and Other Information

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	Nine months ended September 30, 2006

Net income available to common stockholders	$10,032	14,626	32,430	36,744
Gain on sale of investment properties, net of minority interest	-	(4,015)	(1,223)	(6,406)
Gain on non-operating property, net of minority interest	-	-	-	157
Equity in depreciation of unconsolidated ventures	2,740	2,476	7,582	6,638
Amortization on in-place lease intangibles	604	755	2,247	2,253
Amortization on leasing commissions	198	200	560	574
Depreciation, net of minority interest	9,274	9,155	28,295	27,640
Funds From Operations	$22,848	23,197	69,891	67,600
Net income available to common stockholders per common share – diluted	$0.15	0.22	0.50	0.54
Funds From Operations per common share – diluted	$0.35	0.34	1.07	1.00
Weighted average number of common shares outstanding – diluted	65,422	67,737	65,260	67,643

Additional Information
Straight-line rents	$(195)	348	425	613
Amortization of above and below market rents	218	148	390	492
Amortization of deferred financing fees	517	381	1,555	1,061
Stock based compensation expense	85	66	303	184

Capital Expenditures
Maintenance / non-revenue generating cap ex
Building / Site improvements	$1,859	1,707	3,644	2,077
Non-maintenance / revenue generating cap ex
Tenant improvements	1,829	1,876	7,337	10,424
Leasing commissions	235	369	790	1,290

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007
(In thousands except per share and square footage data)

Debt Schedule

The Company's mortgages payable are secured by certain of its investment properties and consist of the following at September 30, 2007:

Fixed rate debt
Mortgagee	Interest Rate at September 30, 2007	Maturity Date	Balance at September 30, 2007	Percent of Total Debt
Allstate	5.27%	11/2012	$12,500	1.45%
Allstate	5.27%	12/2012	18,000	2.09%
Allstate	5.87%	09/2009	6,000	0.70%
Allstate	4.65%	01/2010	22,500	2.62%
Allstate (a)	9.25%	12/2009	3,827	0.45%
Allstate	5.19%	08/2012	36,200	4.21%
Archon Financial	4.88%	01/2011	30,720	3.57%
Bank of America	5.01%	10/2010	6,185	0.72%
Bank of America	4.11%	06/2011	5,510	0.64%
Bank of America	5.54%	07/2017	5,775	0.67%
Bears and Stearn	5.30%	08/2014	3,760	0.44%
Capmark	4.88%	11/2011	9,250	1.08%
Capmark	5.02%	08/2011	8,800	1.02%
Fifth Third Bank	4.70%	10/2010	12,380	1.44%
GEMSA	6.75%	06/2008	4,625	0.54%
John Hancock Life Insurance (a)	7.65%	01/2018	11,884	1.38%
Key Bank	7.00%	11/2008	25,000	2.91%
Key Bank	5.00%	10/2010	7,500	0.87%
LaSalle Bank N.A.	5.52%	04/2010	13,550	1.58%
LaSalle Bank N.A. (b)	4.86%	12/2007	14,326	1.67%
LaSalle Bank N.A.	4.88%	11/2011	12,500	1.45%
LaSalle Bank N.A.	5.83%	12/2014	5,786	0.67%
Metlife Insurance Company	4.71%	12/2010	20,100	2.34%
Midland Loan Serv. (a) (b)	7.79%	10/2007	13,099	1.52%
Midland Loan Serv. (a)	7.86%	01/2008	4,579	0.53%
Midland Loan Serv (a)	5.17%	04/2014	18,063	2.10%
Principal Life Insurance	5.96%	12/2008	11,000	1.28%
Principal Life Insurance	5.25%	10/2009	7,400	0.86%
Principal Life Insurance	3.99%	06/2010	32,930	3.83%
Principal Life Insurance	5.05%	01/2014	16,250	1.89%
Principal Real Estate	5.05%	04/2014	8,750	1.02%
Wachovia Securities	6.36%	10/2008	54,600	6.35%
Wells Fargo	6.60%	03/2009	8,000	0.93%
Wells Fargo	5.01%	04/2010	15,300	1.78%
Wells Fargo	5.14%	04/2010	11,125	1.29%
Wells Fargo	5.17%	04/2010	23,690	2.76%
Wells Fargo	4.11%	06/2011	33,220	3.86%
Wells Fargo	5.01%	10/2010	1,700	0.20%

Total/Weighted Average Fixed Rate Secured	5.37%		$556,384	64.71%

Convertible Notes	4.63%	11/2026	180,000	20.93%

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007
(In thousands except per share and square footage data)

Total/Weighted Average Fixed Rate	5.19%	736,384	85.64%

Variable rate debt
Mortgagee	Interest Rate at September 30, 2007	Maturity Date	Balance at September 30, 2007	Percent of Total Debt

LaSalle Bank N.A.	6.57%	12/2010	$7,833	0.91%
LaSalle Bank N.A.	7.07%	04/2010	2,468	0.29%
LaSalle Bank N.A.	7.07%	06/2010	2,732	0.32%
LaSalle Bank N.A.	7.07%	06/2010	2,255	0.26%
LaSalle Bank N.A.	7.07%	04/2010	2,400	0.28%
LaSalle Bank N.A. (b)	7.47%	12/2007	8,948	1.04%
LaSalle Bank N.A.	7.07%	07/2010	10,654	1.24%
LaSalle Bank N.A.	4.23%	12/2014	6,200	0.72%

Total/Weighted Average Variable Rate Secured	6.66%		43,490	5.06%

KeyBank	7.16%	04/2008	80,000	9.30%

Total/Weighted Average Variable Rate	6.98%		123,490	14.36%

Total/Weighted Average Debt	5.45%		$859,874	100.00%

(a)	These loans require payments of principal and interest monthly; all other loans listed are interest only.

(b)

Approximately $36,373 of the Company's mortgages payable mature during 2007.  The Company intends to replace these loans with new debt for terms of five years or longer at the market interest rate at the time the existing debt matures.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007
(In thousands except per share and square footage data)

Top Ten Tenants (1)

Tenant Name	Number of Stores	Annual Base Rent	Percentage of Annual Base Rent	GLA Square Feet	Percentage of Total Square Footage

Supervalu, Inc.	16	$10,681	6.01%	1,032,112	7.07%
Dominick's Finer Foods	9	7,027	3.95%	598,984	4.10%
TJX Companies, Inc, (2)	15	4,257	2.39%	487,671	3.34%
FMC Technologies	1	4,160	2.34%	462,717	3.17%
Roundy’s	7	4,295	2.42%	441,347	3.02%
K Mart	4	1,434	0.81%	372,922	2.56%
PetsMart	11	3,452	1.94%	267,138	1.83%
Kohl’s	3	2,102	1.18%	257,832	1.77%
Kroger	4	1,794	1.01%	235,687	1.61%
Wickes Furniture	5	2,165	1.22%	204,168	1.40%

Total		$41,367	23.27%	4,360,578	29.87%

(1)

Includes 100% of tenants in properties of unconsolidated joint ventures.

(2)

Includes TJ Maxx, Marshall’s, and A.J. Wright Stores

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

(In thousands except per share and square footage data)

Lease Expiration Analysis

				Annualized Base Rent in Place at March 31, 2007
Lease Expiration Year	Number of Leases Expiring	GLA Under Expiring Leases (Sq.Ft.)	Percent of Total Leased GLA	Total Annualized Base Rent ($) (3)	Percent of Total Annualized Base Rent (%)	Annualized Base Rent ($/Sq.Ft.) (4)

ALL ANCHOR LEASES (1)

M-T-M	3	46,120	0.34%	$322	0.16%	$6.98
2007	5	86,221	0.64%	911	0.47%	10.57
2008	20	522,105	3.87%	4,523	2.31%	8.66
2009	25	703,200	5.22%	6,173	3.15%	8.78
2010	18	533,096	3.95%	4,697	2.40%	8.81
2011	26	785,830	5.83%	8,280	4.22%	10.54
2012	28	708,193	5.26%	10,139	5.17%	14.32
2013	23	605,763	4.50%	9,580	4.89%	15.82
2014	24	785,615	5.83%	12,060	6.15%	15.35
2015	20	545,282	4.05%	7,237	3.69%	13.27
2016+	86	4,425,445	32.84%	57,401	29.29%	12.97

TOTAL/WEIGHTED AVERAGE	278	9,746,870	72.33%	$121,323	61.90%	$12.45

ALL NON-ANCHOR LEASES (1)
M-T-M	28	69,089	0.51%	$882	0.45%	$12.77
2007	38	96,471	0.72%	1,675	0.85%	17.36
2008	236	624,270	4.63%	10,432	5.32%	16.71
2009	254	607,836	4.51%	11,104	5.67%	18.27
2010	216	537,074	3.99%	10,930	5.58%	20.35
2011	154	457,950	3.40%	8,133	4.15%	17.76
2012	204	524,685	3.89%	10,205	5.21%	19.45
2013	53	178,290	1.32%	4,031	2.06%	22.61
2014	43	165,316	1.23%	3,862	1.97%	23.36
2015	46	180,560	1.34%	4,608	2.35%	25.52
2016+	66	287,171	2.13%	8,800	4.49%	30.64

TOTAL/WEIGHTED AVERAGE	1,338	3,728,712	27.67%	$74,662	38.10%	$20.02

ALL LEASES
M-T-M	31	115,209	0.85%	$1,204	0.61%	$10.45
2007	43	182,692	1.36%	2,586	1.33%	14.16
2008	256	1,146,375	8.50%	14,955	7.63%	13.05
2009	279	1,311,036	9.73%	17,277	8.82%	13.18
2010	234	1,070,170	7.94%	15,627	7.97%	14.60
2011	180	1,243,780	9.23%	16,413	8.37%	13.20
2012	232	1,232,878	9.15%	20,344	10.38%	16.50
2013	76	784,053	5.82%	13,611	6.95%	17.36
2014	67	950,931	7.06%	15,922	8.12%	16.74
2015	66	725,842	5.39%	11,845	6.04%	16.32
2016+	152	4,712,616	34.97%	66,201	33.78%	14.05

TOTAL/WEIGHTED AVERAGE	1,616	13,475,582	100.00%	$195,985	100.00%	$14.54

(1)

Includes leases expiring on unconsolidated property owned in a joint venture.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Annualized base rent for all leases in place at report date are determined by annualizing current monthly base rents in-place.

(4)

Annualized base rent divided by gross leasable area as of report date.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2007

(In thousands except per share and square footage data)

Leasing Activity (Cash Basis) (1)

New Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2007	20	49,725	$668	$957	$289	43.3%
per square foot			$13.43	$19.25	$5.81

2Q2007	30	114,037	1,855	2,554	699	37.7%
per square foot			16.27	22.40	6.13

3Q2007	14	39,694	527	663	136	25.8%
per square foot			13.28	16.70	3.43

2007 Total	64	203,456	$3,050	4,174	$1,124	36.9%
per square foot			$14.99	20.52	$5.53

Renewal Lease Summary

					Increase/(Decrease)
	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent	Total Dollar	Percent

1Q2007	51	139,415	$2,102	$2,567	$465	22.1%
per square foot			$15.08	$18.41	$3.34

2Q2007	51	167,428	2,348	2,639	291	12.4%
per square foot			14.02	15.76	1.74

3Q2007	59	316,357	3,804	4,746	942	24.8%
per square foot			12.02	15.00	2.98

2007 Total	161	623,200	$8,254	$9,952	$1,698	20.6%
per square foot			$13.24	$15.97	$2.73

Renewal leases include expiring leases renewed with the same tenant and the exercise of options.  All other leases are categorized as new.

 Inland Real Estate Corporation
Supplemental Financial Information
For the three and nine months ended September 30, 2007

(In thousands except per share and square footage data)

Non-Comparable Lease Summary

	Number	GLA	Total Former Average Base Rent	Total New Average Base Rent

1Q2007	6	51,342	$-	$839
per square foot			$-	$16.34

2Q2007	4	26,040	-	550
per square foot			-	21.12

3Q2007	5	23,041	-	315
per square foot			-	13.67

2007 Total	15	100,423	$-	$1,704
per square foot			$-	$16.97

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(1) Includes leasing activity on unconsolidated properties owned in joint ventures.

Inland Real Estate Corporation
Supplemental Financial Information
For the three months ended September 30, 2007

 (In thousands except per share and square footage data)

3rd Quarter 2007 Leasing Activity (1)

New Leases	Non- Anchors (2)	Anchors (2)	Total

Number of Leases	12	2	14
Gross Leasable Area (Sq.Ft.)	27,551	12,143	39,694
Base Rent/Sq.Ft. ($/Sq.Ft.)	$19.03	11.46	16.70

Renewals	Non- Anchors	Anchors	Total

Number of Leases	51	8	59
Gross Leasable Area (Sq.Ft.)	130,035	186,322	316,357
Base Rent/Sq.Ft. ($/Sq.Ft.)	$18.67	12.44	15.00

Non-Comparable Leases (3)	Non- Anchors	Anchors	Total

Number of Leases	4	1	5
Gross Leasable Area (Sq.Ft.)	8,607	14,434	23,041
Base Rent/Sq.Ft. ($/Sq.Ft.)	$29.25	4.39	13.67

Total New, Renewal and Non- Comparable Leases	Non- Anchors	Anchors	Total

Number of Leases	67	11	78
Gross Leasable Area (Sq.Ft.)	166,193	212,899	379,092
Base Rent/Sq.Ft. ($/Sq.Ft.)	$19.28	11.84	15.10

(1)

Includes leasing activity on unconsolidated properties owned in joint ventures.

(2)

The Company defines anchors as single tenants which lease 10,000 or more square feet.  Non-anchors are defined as tenants which lease less than 10,000 square feet.

(3)

Non-comparable leases represent leases signed for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

Inland Real Estate Corporation
Supplemental Financial Information

For the three and nine months ended September 30, 2007 and 2006
(In thousands except per share and square footage data)

Same Store Net Operating Income Analysis

The following schedule presents same store net operating income, which is the net operating income of properties owned in both the three and nine months ended September 30, 2007 and 2006, along with other investment properties new operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, lease termination income, interest, depreciation, amortization, bad debt and general and administrative expenses.  We provide same store net operating income as it allows investors to compare the results of property operations for the three and nine months ended September 30, 2007 and 2006.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, income from operations.

	Three months ended September 30, 2007	Three months ended September 30, 2006	% Increase -Decreased	Nine months ended September 30, 2007	Nine months ended September 30, 2006	% Increase -Decreased
Rental income and tenant recoveries:
"Same store" investment properties,123 properties
Rental income	$30,284	30,209	0.2%	90,046	89,940	0.1%
Tenant recovery income	11,598	10,926	6.2%	36,205	34,032	6.4%
Other property income	562	407	38.1%	2,503	857	192.1%
"Other investment properties
Rental income	2,450	1,942		7,524	5,046
Tenant recovery income	520	267		1,525	1,138
Other property income	3	(4)		66	1

Total rental income and tenant recoveries	$45,417	43,747		137,869	131,014

Property operating expenses:
"Same store" investment properties, 123 properties
Property operating expenses	$4,922	4,166	18.1%	17,239	13,570	27.0%
Real estate tax expense	7,965	7,731	3.0%	23,510	23,424	0.4%
"Other investment properties"
Property operating expenses	395	187		751	660
Real estate tax expense	305	134		879	671

Total property operating expenses	$13,587	12,218		42,379	38,325

Property net operating income
"Same store" investment properties	$29,557	29,645	-0.3%	88,005	87,835	0.2%
"Other investment properties"	2,273	1,884	20.6%	7,485	4,854	54.2%

Total property net operating income	$31,830	31,529		95,490	92,689

Other income:
Straight-line income	(195)	348		425	613
Amortization of lease intangibles	218	148		390	492
Other income	1,300	1,620		3,840	3,779
Fee income from unconsolidated joint ventures	2,114	657		3,242	1,747
Gain on sale of investment properties	-	132		-	623
Gain on extinguishment of debt	-	-		319	-
Gain on sale of joint venture interest	-	-		2,228	-

Other expenses:
Income tax expense of taxable REIT subsidiary	(229)	-		(654)	(53)
Bad debt expense	(301)	(227)		(855)	(747)
Depreciation and amortization	(10,842)	(10,137)		(31,926)	(30,591)
General and administrative expenses	(2,506)	(2,415)		(8,871)	(7,422)
Interest expense	(12,172)	(11,429)		(36,091)	(32,688)
Minority interest	(117)	(194)		(336)	(810)
Equity in earnings of unconsolidated ventures	930	553		3,873	2,419
Income from continuing operations	$10,030	10,585		31,074	30,051

Inland Real Estate Corporation
Supplemental Financial Information
For the nine months ended September 30, 2007
(In thousands except per share and square footage data)

Property Acquisitions

Date	Property	City	State	GLA Sq.Ft.	Purchase Price	Cap Rate	Financial Occupancy	Anchors	Year Built / Renovated

01/30/07	Best Buy (1)	Burbank	IL	71,113	$10,100	6.79%	100%	Best Buy	1988

03/29/07	FMC Technologies (1)	Houston	TX	462,717	65,000	6.40%	100%	FMC	1970/2006

05/01/07	Delavan Crossing (1)	Delavan	WI	60,930	9,625	6.91%	100%	PetsMart, MC Sports & Staples	2006

05/02/07	Apria Healthcare (1)	Schaumburg	IL	40,906	8,200	7.60%	100%	Apria	2000

05/18/07	Rainbow Foods (1)	West St. Paul	MN	61,712	6,850	6.85%	100%	Rainbow Foods	1982/2005

08/31/07	Orland Park Place Outlots	Orland Park	IL	30,000	10,871	6.16%	100%

				727,378	$110,646

Development Property Acquisitions

Date	Property	City	State	Approx. Acres	Purchase Price

02/23/07	Tuscany Village (2)	Clermont	FL	53	$12,326

04/02/07	Orchard Crossing (3)	Ft. Wayne	IN	32	11,945

05/14/07	Shops at Lakemoor (4)	Lakemoor	IL	74	27,545

09/10/07	North Aurora Town Centre Phase III (5)	Aurora	IL	63	23,000

09/27/07	Southshore Shopping Center (3)	Boise	ID	7	5,000

				229	$79,816

Property Dispositions

Date	Property	City	State	GLA Sq. Ft.	Sale Price	Gain/Loss on Sale

04/27/07	Honey Creek Commons (6) (7)	Terra Haute	IN	179,100	$26,416	$172

05/11/07	Springhill Fashion Center	West Dundee	IL	125,198	9,312	1,223

09/24/07	Best Buy (7)	Burbank	IL	71,113	11,495	-

				375,411	$47,223	$1,395

(1)

The property was acquired through our joint venture with IREX.

(2)

The land was acquired with our development partner, Paradise Development Group, Inc.

(3)

The land was acquired with our development partner, Pine Tree Institutional Realty, LLC

(4)

The land was acquired with our development partner, Tucker Development Corporation.

(5)

The land was acquired through our joint venture with North American Real Estate, Inc.

(6)

This property was contributed to our joint venture with IREX and the gain shown relates to our contribution of the property to the joint venture. The gain is included in equity from earnings of unconsolidated joint ventures on the accompanying consolidated statements of operations.

(7)

This property is included as a disposition as all of the TIC interests have been sold through our joint venture with IREX.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures

Venture with New York State Teachers’ Retirement System

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

12/03/04	IN Retail Fund, LLC	Cobbler Crossing	Elgin	IL	102,643	50.0%	$2,160	$4,100
12/03/04	IN Retail Fund, LLC	Shoppes at Mill Creek	Palos Park	IL	102,422	50.0%	2,852	4,255
12/03/04	IN Retail Fund, LLC	Woodfield Commons	Schaumburg	IL	207,452	50.0%	8,069	8,750
12/03/04	IN Retail Fund, LLC	Marketplace at Six Corners	Chicago	IL	117,000	50.0%	5,147	5,900
12/03/04	IN Retail Fund, LLC	Chatham Ridge	Chicago	IL	175,754	50.0%	6,029	7,500
12/23/04	IN Retail Fund, LLC	Randall Square	Geneva	IL	216,485	50.0%	8,912	8,250
04/01/05	IN Retail Fund, LLC	Thatcher Woods	River Grove	IL	193,313	50.0%	6,926	5,100
06/01/05	IN Retail Fund, LLC	Forest Lake Marketplace	Forest Lake	MN	93,853	50.0%	4,524	3,294
06/30/05	IN Retail Fund, LLC	Orland Park Place	Orland Park	IL	599,664	50.0%	(223)	16,909
09/01/05	IN Retail Fund, LLC	Mapleview Shopping Center	Grayslake	IL	114,914	50.0%	38	7,149
09/01/05	IN Retail Fund, LLC	Regal Showplace	Crystal Lake	IL	88,400	50.0%	21	4,895
02/15/06	IN Retail Fund, LLC	Algonquin Commons	Algonquin	IL	562,218	50.0%	9,560	47,812
09/07/06	IN Retail Fund, LLC	Greentree	Caledonia	WI	169,268	50.0%	4,177	3,300
09/07/06	IN Retail Fund, LLC	Ravinia Plaza	Orland Park	IL	101,384	50.0%	3,677	5,857

					2,844,770		$61,869	$133,071

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance
Allstate	5.21% Fixed	May 2012	$8,200
Allstate	5.63% Fixed	March 2011	8,510
Allstate	4.84% Fixed	December 2009	11,800
Archon	4.35% Fixed	December 2007	6,589
Capstone	5.45% Fixed	November 2014	75,189
Capstone	5.24% Fixed	November 2014	20,434
Midland Loan Servicing	4.94% Fixed	April 2012	17,500
Midland Loan Servicing	4.94% Fixed	April 2012	15,000
Principal	5.57% Fixed	December 2007	10,200
Principal	5.29% Fixed	December 2012	6,600
Principal	6.08% Fixed	October 2013	11,713
Prudential	5.35% Fixed	December 2011	16,500
Wachovia Securities	5.58% Fixed	April 2013	13,679
Wachovia Securities	5.66% Fixed	April 2013	2,681
Wachovia Securities	5.93% Fixed	April 2013	7,727
Wachovia Securities	7.56% Fixed	July 2011	33,818

Total / Weighted Average	5.47%		$266,140

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with TMK Development

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

01/5/06	TMK/Inland Aurora	Savannah Crossing	Aurora	IL	15 Acres	40.0%	$4,116	$-

Development Joint Venture with North American Real Estate

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

06/06/06	NARE/Inland North Aurora I	North Aurora Towne Centre I	North Aurora	IL	31 Acres	45.0%	$1,952	$8,573
08/30/06	NARE/Inland North Aurora II	North Aurora Towne Centre II	North Aurora	IL	26 Acres	45.0%	2,197	3,301
9/10/07	NARE/Inland North Aurora III	North Aurora Towne Centre III	North Aurora	IL	63 Acres	45.0%	2,500	8,564

					120 Acres		$6,649	$20,438

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	7.42% Variable	September 2008	$19,051
La Salle	7.57% Variable	August 2007	$7,335
La Salle	5.72% Variable	March 2009	19,031

Total / Weighted Average	6.90%Variable		$45,417

Development Joint Venture with Paradise Group

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

02/23/07	PDG/Tuscany Village Venture	Tuscany Village	Clermont	FL	53 Acres	15.0%	$5,870	$1,315

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

LaSalle Bank N.A.	7.92% Variable	October 2007	$8,769

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Development Joint Venture with Pine Tree Institutional Realty LLC

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

04/2/07	PTI Ft. Wayne, LLC	Orchard Crossing	Ft. Wayne	IN	32 Acres	85%	$2,725	$9,366

9/26/07	PTI Boise, LLC	Southshore Shopping Center	Boise	ID	7 Acres	85%	1,700	2,615

					39 Acres		$4,425	$11,981

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

La Salle	7.47% Variable	March 2009	$11,019

National City Bank	5.13% Variable	March 2010	3,077

	6.30% Variable		$14,096

Development Joint Venture with Tucker Development Corporation

Date	Entity	Property	City	State	Acres	IRC % Interest	IRC Investment	IRC Share of Debt

5/12/07	TDC Inland Lakemoor	Shops at Lakemoor	Lakemoor	IL	74 Acres	48%	$7,013	$9,984

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Bank of America	6.43% Variable	August 2011	$20,801

 Joint Venture with Inland Real Estate Exchange

Date	Entity	Property	City	State	GLA	IRC % Interest	IRC Investment	IRC Share of Debt

9/30/07	IRC/IREX Venture	FMC Technologies	Houston	TX	462,717	14.22%	$1,117	$5,546

Debt Schedule

Mortgagee	Rate / Type	Maturity	Balance

Nomura Credit	5.60% Fixed	April 2017	$39,000

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

Joint Venture Development Pipeline

Project / Entity	MSA	IRC % Interest(1)	Projected Completion Date	Projected Owned GLA	Projected Total GLA	Percent of Owned GLA Pre-leased / Committed	Total Estimated Project Cost	Cost Incurred as of September 30, 2007	Major Tenants and Non-owned Anchors

Savannah Crossing – IL TMK/Inland Aurora Venture LLC	Chicago	40%	Q4 2008	30,000	260,000	50%	$17,200	$6,306	Wal-Mart (non-owned)

North Aurora Towne Centre Phase I (Outlots) – IL NARE/Inland North Aurora Venture LLC	Chicago	45%	Q2 2009	100,000	200,000	52%	36,300	21,471	Target (non-owned)
									JC Penney (non-owned)
North Aurora Towne Centre Phase II – IL NARE/Inland North Aurora Venture II LLC	Chicago	45%	Q2 2009	165,000	230,000	15%	26,700	10,039	Target (non-owned)
									JC Penney (non-owned)
									Ashley Furniture (non-owned)
North Aurora Towne Centre Phase III – IL NARE/Inland North Aurora Venture III LLC	Chicago	45%	Q4 2010	100,000	375,000	37%	37,500	22,073	Target (non-owned)
									JC Penney (non-owned)
Tuscany Village – FL Paradise	Orlando	15%	Q4 2009	260,000	350,000	22%	61,200	14,637	-

Orchard Crossing – IN PTI Ft. Wayne, LLC	Fort Wayne	85%	Q1 2009	135,000	275,000	13%	32,300	14,044	Target (non-owned)

Southshore Shopping Center – ID PTI Boise, LLC	Boise	85%	Q4 2009	90,000	90,000	-	13,600	139	-

Shops at Lakemoor – IL TDC Inland Lakemoor LLC	Chicago	48%	Q4 2010	240,000	535,000	-	95,200	28,352	-

				1,120,000	2,315,000	18.5%	$320,000	$117,061

(1)

The Company owns the development properties through joint ventures and earns a preferred return and then its pro rata share of earnings.

28

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures (continued)

IREX Joint Venture Property Status

Property	Location	% TIC Ownership	Pro Rata Share of Acquisition Fee	Acquisition Fee Earned for the nine months ended September 30, 2007	Estimated Annualized Property Management Fee

Honey Creek (1)	Terre Haute, IN	100%	$375	$150	$81
Best Buy (1)	Burbank, IL	100%	253	253	17
FMC Technologies (1)	Houston, TX	86%	1,525	1,332	100
Apria Healthcare	Schaumburg, IL	0%	410	-	15
Delavan Crossing	Delavan, WI	0%	481	-	34
Rainbow Foods	West St. Paul, MN	0%	206	-	9

			$3,250	$1,735	$256

(1)

These properties are not consolidated because upon the first sale of equity interest through the private placement offerings, the Company accounts for its equity interest under the equity method of accounting.

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Balance Sheets

	September 30, 2007	December 31, 2006

Balance Sheet:

Assets:
Cash	$13,783	12,355
Investment in real estate, net	503,272	477,572
Construction in progress	117,804	1,177
Acquired lease intangibles, net	63,543	61,972
Accounts and rents receivable	13,059	9,447
Restricted cash	9,305	5,939
Leasing commissions, net	859	634
Loan fees, net	1,740	1,697
Other assets	5,337	3,575

Total assets	$728,702	574,368

Liabilities:
Accounts payable and accrued expenses	$1,893	996
Acquired lease intangibles, net	8,139	9,223
Accrued interest	1,420	1,328
Accrued real estate taxes	15,072	11,655
Security and other deposits	435	448
Mortgage payable	416,285	317,949
Prepaid rents and unearned income	605	1,127
Other liabilities	7,956	7,621

Total liabilities	451,805	350,347

Equity:
Inland	136,187	111,476
Other partners	140,710	112,545

Total equity	276,897	224,021

Total liabilities and equity	$728,702	574,368

Unconsolidated joint ventures had mortgages payable of $416,285 and $317,949 as of September 30, 2007 December 31, 2006, respectively.  The Company’s proportionate share of these loans was $182,335 and $152,990 as of September 30, 2007 and December 31, 2006, respectively.  As the debt is non-recourse, the Company is only liable up to its investment in the joint ventures.

Supplemental Financial Information
For the three and nine months ended September 30, 2007

(In thousands except per share and square footage data)

Unconsolidated Joint Ventures – Statements of Operations (unaudited)

	Three months ended September 30,2007	Three months ended September 30,2006	Nine months ended September 30,2007	Nine months ended September 30,2006
Revenues:
Rental income	$12,088	9,783	34,818	27,429
Tenant recoveries	4,677	3,525	14,452	11,124
Other property income	127	101	691	132

Total revenues	16,892	13,409	49,961	38,685

Expenses:
Property operating expenses	2,176	1,824	7,172	5,012
Real estate tax expense	3,899	2,966	11,366	8,787
Depreciation and amortization	5,837	4,831	16,808	12,914
General and administrative expenses	28	36	112	108

Total expenses	11,940	9,657	35,458	26,821

Operating income	4,952	3,752	14,503	11,864

Other income	1,150	81	4,955	234
Interest expense	(4,590)	(3,389)	(12,880)	(9,396)

Income from continuing operations	$1,512	444	6,578	2,702

IRC’s pro rata share	$930	553	3,873	2,419

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property List

As of September 30, 2007, we owned 133 investment properties, comprised of 29 single-user retail properties, 62 Neighborhood Retail Centers, 17 Community Centers, and 25 Power Centers.  These investment properties are located in the states of Florida (1), Illinois (82), Indiana (6), Michigan (1), Minnesota (29), Missouri (1), Nebraska (1), Ohio (3), Tennessee (1) and Wisconsin (8).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Verizon Joliet, IL	4,504	05/97	1995	100%	None

Apria Healthcare Schaumburg, IL	40,906	05/07	2000	100%	Apria Healthcare

Bally's Total Fitness St. Paul, MN	43,000	09/99	1998	100%	Bally's Total Fitness

Carmax Schaumburg, IL	93,333	12/98	1998	100%	Carmax

Carmax Tinley Park, IL	94,518	12/98	1998	100%	Carmax

Circuit City Traverse City, MI	21,337	01/99	1998	100%	Circuit City (b)

Cub Foods Arden Hills, MN	68,442	03/04	2003	100%	Cub Foods

Cub Foods Buffalo Grove, IL	56,192	06/99	1999	100%	Cub Foods

Cub Foods Hutchinson, MN	60,208	01/03	1999	100%	Cub Foods (b)

Cub Foods Indianapolis, IN	67,541	03/99	1991	100%	Cub Foods (b)

Cub Foods Plymouth, MN	67,510	03/99	1991	100%	Cub Foods

Disney Celebration, FL	166,131	07/02	1995	100%	Walt Disney World

Dominick's Countryside, IL	62,344	12/97	1975 / 2001	100%	Dominick's Finer Foods

Dominick's Glendale Heights, IL	68,879	09/97	1997	100%	Dominick's Finer Foods (b)

Dominick's Hammond, IN	71,313	05/99	1999	100%	Food 4 Less

Dominick's Schaumburg, IL	71,400	05/97	1996	100%	Dominick's Finer Foods

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single-User

Eckerd Drug Store Chattanooga, TN	10,908	05/02	1999	100%	Eckerd Drug Store

Hollywood Video Hammond, IN	7,488	12/98	1998	100%	None

Home Goods Store Coon Rapids, MN	25,145	10/05	2005	100%	Home Goods

Michael's Coon Rapids, MN	24,240	07/02	2001	100%	Michael's

Petsmart Gurnee, IL	25,692	04/01	1997	100%	Petsmart

Pik 'N Save Waupaca, WI	63,780	03/06	2002	100%	Pic ‘N Save

Rainbow Foods West St. Paul, MN	61,712	05/07	1982/2005	100%	Rainbow Foods

Riverdale Commons Outlot Coon Rapids, MN	6,566	03/00	1999	100%	None

Spingbrook Market West Chicago, IL	78,158	01/98	1990	100%	Springbrook Market

Staples Freeport, IL	24,049	12/98	1998	100%	Staples

Tweeter Home Entertainment Schaumburg, IL	9,988	09/99	1998	100%	None

Walgreens Decatur, IL	13,500	01/95	1988	100%	Walgreens (b) (c)

Walgreens Jennings, MO	15,120	10/02	1996	100%	Walgreens (c)

Neighborhood Retail Centers

22nd Street Plaza Outlot Oakbrook Terrace, IL	10,047	11/97	1985/2004	99%	None

Aurora Commons Aurora, IL	126,908	01/97	1988	95%	Jewel Food Stores

Berwyn Plaza Berwyn, IL	18,138	05/98	1983	100%	Justice Produce

Big Lake Town Square Big Lake, MN	67,858	01/06	2005	100%	Coborn’s Super Store

Brunswick Market Center Brunswick, OH	119,540	12/02	1997 / 1998	100%	Buehler’s Food Markets

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Butera Market Naperville, IL	67,632	03/95	1991	100%	Butera Finer Foods

Byerly's Burnsville Burnsville, MN	72,365	09/99	1988	96%	Byerly's Food Store
					Erik's Bike Shop
Caton Crossing Plainfield, IL	83,792	06/03	1998	96%	Strack & Van Til

Cliff Lake Center Eagan, MN	73,582	09/99	1988	95%	None

Downers Grove Market Downers Grove, IL	104,449	03/98	1998	100%	Dominick's Finer Foods

Eastgate Shopping Ctr Lombard, IL	131,601	07/98	1959 / 2000	84%	Schroeder's Ace Hardware
					Illinois State of Secretary
Edinburgh Festival Brooklyn Park, MN	91,536	10/98	1997	95%	Knowlan's Super Market

Elmhurst City Center Elmhurst, IL	39,090	02/98	1994	100%	Walgreens (c)

Gateway Square Hinsdale, IL	40,170	03/99	1985	100%	None

Golf Road Shopping Center Niles, IL	26,109	04/97	1982	86%	None

Goodyear Montgomery, IL	12,903	09/95	1991	100%	None

Grand and Hunt Club Gurnee, IL	21,222	12/96	1996	100%	None

Hartford Plaza Naperville, IL	43,762	09/95	1995	100%	The Tile Shop

Hawthorn Village Vernon Hills, IL	98,806	08/96	1979	96%	Dominick's Finer Foods
					Deal’s
Hickory Creek Marketplace Frankfort, IL	55,831	08/99	1999	80%	None

High Point Center Madison, WI	86,004	04/98	1984	70%	None

Homewood Plaza Homewood, IL	19,000	02/98	1993	100%	Office Depot

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Iroquois Center Naperville, IL	140,981	12/97	1983	97%	Sears Logistics Services
					Planet Fitness
					Big Lots
					Xilin Association
Mallard Crossing Elk Grove Village, IL	82,929	05/97	1993	97%	Food 4 Less

Maple Grove Retail Maple Grove, MN	79,130	09/99	1998	91%	Rainbow

Maple Plaza Downers Grove, IL	31,196	01/98	1988	95%	None

Medina Marketplace Medina, OH	72,781	12/02	1956 / 1999	100%	Giant Eagle, Inc

Mundelein Plaza Mundelein, IL	16,803	03/96	1990	100%	None

Nantucket Square Schaumburg, IL	56,981	09/95	1980	100%	Go Play

Northgate Center Sheboygan, WI	73,647	04/05	2003	98%	Piggly Wiggly

Oak Forest Commons Oak Forest, IL	108,330	03/98	1998	93%	Food 4 Less
					Murray’s Discount Auto
Oak Forest Commons Ph III Oak Forest, IL	7,424	06/99	1999	76%	None

Oak Lawn Town Center Oak Lawn, IL	12,506	06/99	1999	100%	None

Orland Greens Orland Park, IL	45,031	09/98	1984	97%	Shoe Carnival
					Dollar Tree
Orland Park Retail Orland Park, IL	8,500	02/98	1997	100%	None

Park Square Brooklyn Park, MN	137,109	08/02	1986 / 1988	96%	Fashion Bug
					Rainbow
Park St. Claire Schaumburg, IL	11,859	12/96	1994	100%	None

Plymouth Collection Plymouth, MN	45,915	01/99	1999	100%	Golf Galaxy

Quarry Outlot Hodgkins, IL	9,650	12/96	1996	31%	None

Riverplace Center Noblesville, IN	74,414	11/98	1992	98%	Kroger
					Fashion Bug

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

River Square S/C Naperville, IL	58,260	06/97	1988	87%	None

Rose Plaza Elmwood Park, IL	24,204	11/98	1997	100%	Binny's

Rose Plaza East Naperville, IL	11,658	01/00	1999	88%	None

Rose Plaza West Naperville, IL	14,335	09/99	1997	89%	None

Schaumburg Plaza Schaumburg, IL	61,485	06/98	1994	92%	Sears Hardware

Shannon Square Shoppes Arden Hills, MN	29,196	06/04	2003	92%	None

Shingle Creek Brooklyn Center, MN	39,456	09/99	1986	91%	None

Shops at Coopers Grove Country Club Hills, IL	72,518	01/98	1991	23%	None

Six Corners Chicago, IL	80,650	10/96	1966/2005	94%	Bally Total Fitness
					Office Depot
St. James Crossing Westmont, IL	49,994	03/98	1990	97%	None

Stuart's Crossing St. Charles, IL	85,529	07/99	1999	93%	Jewel Food Stores

Terramere Plaza Arlington Heights, IL	40,965	12/97	1980	97%	None

Townes Crossing Oswego, IL	105,989	08/02	1988	100%	Jewel Food Stores

V. Richard's Plaza Brookfield, WI	107,952	02/99	1985	94%	V. Richards Market
					Guitar Center
					Pedro’s Mexican Restaurant
Wauconda Crossing Wauconda, IL	90,290	09/06	1997	100%	Dominicks (b)
					Walgreens
Wauconda Shopping Ctr Wauconda, IL	31,037	05/98	1988	76%	Dollar Tree

West River Crossing Joliet, IL	32,452	08/99	1999	96%	None

Western & Howard Chicago, IL	11,974	04/98	1985	100%	None

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Wilson Plaza Batavia, IL	11,160	12/97	1986	88%	None

Winnetka Commons New Hope, MN	42,415	07/98	1990	96%	Frattalone’s Hardware

Wisner/Milwaukee Plaza Chicago, IL	14,677	02/98	1994	72%	None

Woodland Heights Streamwood, IL	120,436	06/98	1956/1997	95%	Jewel Food Stores
					U.S. Postal Service
Community Centers

Apache Shoppes Rochester, MN	60,780	12/06	2005/2006	100%	Cost Plus World Market
					Linens ‘N Things
Bergen Plaza Oakdale, MN	262,720	04/98	1978	93%	K-Mart
					Rainbow
					Dollar Tree
Bohl Farm Marketplace Crystal Lake, IL	97,287	12/00	2000	100%	Linens & Things
					Barnes & Noble
					Dress Barn
Burnsville Crossing Burnsville, MN	97,310	09/99	1989	92%	Schneiderman’s Furniture
					Petsmart

Chestnut Court Darien, IL	170,027	03/98	1987	99%	Office Depot
					Powerhouse Gym
					Just Ducky
					Factory Card Outlot
					Loyola Medical Center
					Stein Mart
Delavan Crossing Delavan, WI	60,930	05/07	2006	100%	Petsmart
					MC Sports
					Staples
Fashion Square Skokie, IL	84,580	12/97	1984	100%	Cost Plus World Market
					Office Depot
Fashion Square II Skokie, IL	7,151	11/04	1984	100%	None

Four Flaggs Annex Niles, IL	21,425	11/02	1973 / 2001	100%	Factory Card Outlet

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Community Centers

Four Flaggs Niles, IL	306,661	11/02	1973 / 1998	82%	Wickes Furniture
					Jewel Food Stores
					Office Depot
					Petsmart
					Jo-Ann Fabrics
					Books-A-Million
					Women’s Workout World (b)
Lake Park Plaza Michigan City, IN	229,639	02/98	1990	95%	Wal-Mart
					Valuland (b)
					Jo Ann Fabrics
					Factory Card Outlet
Park Center Plaza Tinley Park, IL	194,599	12/98	1988	96%	Central Grocers
					Bally's Total Fitness
					The Furniture Box
					Bud’s Sport Place
					Chuck E. Cheese
					Old Country Buffet
Quarry Retail Minneapolis, MN	281,648	09/99	1997	99%	Home Depot
					Rainbow
					Petsmart
					Office Max
					Old Navy
					Party City
Springboro Plaza Springboro, OH	154,034	11/98	1992	100%	K-Mart
					Kroger
Two Rivers Plaza Bolingbrook, IL	57,900	10/98	1994	100%	Marshall’s
					Factory Card Outlet

Village Ten Coon Rapids, MN	211,472	08/03	2002	98%	Lifetime Fitness
					Cub Foods
					Dollar Tree Stores
Woodland Commons Buffalo Grove, IL	170,398	02/99	1991	98%	Dominick's Finer Foods
					Jewish Community Center
Power Centers

Baytowne Shoppes/Square Champaign, IL	118,542	02/99	1993	100%	Staples
					Berean Bookstore
					Petsmart
					Famous Footwear
					Factory Card Outlet

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Crystal Point Crystal Lake, IL	339,898	07/04	1976/1998	100%	Best Buy
					K-Mart
					Bed, Bath & Beyond
					The Sports Authority
					Cost Plus
					Borders Books
					Office Depot
Deer Trace Kohler, WI	149,881	07/02	2000	98%	Elder Beerman
					TJ Maxx
					Michael's
					Dollar Tree
Deer Trace II Kohler, WI	24,410	08/04	2003/2004	100%	None

Joliet Commons Joliet, IL	158,922	10/98	1995	100%	Cinemark
					Petsmart
					Barnes & Noble
					Old Navy
					MC Sports
					Old Country Buffet
Joliet Commons Ph II Joliet, IL	40,395	02/00	1999	100%	Office Max

Lansing Square Lansing, IL	233,508	12/96	1991	70%	Sam's Club
					Office Max
Mankato Heights Mankato, MN	139,916	04/03	2002	100%	TJ Maxx
					Michael’s
					Old Navy
					Pier One
					Famous Footwear
Maple Park Place Bolingbrook, IL	218,762	01/97	1992/2004	100%	Powerhouse Gym
					Office Depot
					Jo Ann Fabrics
					Sportmart
					Best Buy
Naper West Naperville, IL	164,812	12/97	1985	96%	TJ Maxx
					Barrett’s Home Theater Store
Naper West Ph II Naperville, IL	50,000	10/02	1985	73%	JoAnn Fabrics

Park Avenue Centre Highland Park, IL	64,943	06/97	1996/2005	67%	Staples
					Sam’s Wine & Spirits
Park Place Plaza St. Louis Park, MN	84,999	09/99	1997/2006	100%	Office Max
					Petsmart

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

Pine Tree Plaza Janesville, WI	187,413	10/99	1998	100%	Gander Mountain
					TJ Maxx
					Staples
					Michaels Stores
					Old Navy LLC
					Petco
					Famous Footwear
Riverdale Commons Coon Rapids, MN	168,277	09/99	1998	100%	Rainbow
					Wickes Furniture
					Office Max
					Petco
					Party City
Rivertree Court Vernon Hills, IL	298,862	07/97	1988	96%	Best Buy
					Kerasotes Theaters
					Office Depot
					TJ Maxx
					Petsmart
					Michaels Stores
					Harlem Furniture
					Ulta Salon
					Old Country Buffet
Rochester Marketplace Rochester, MN	70,213	09/03	2001 / 2003	100%	Staples
					PetsMart
Salem Square Countryside, IL	112,310	08/96	1973 / 1985	100%	TJ Maxx
					Marshall’s
Schaumburg Promenade Schaumburg, IL	91,831	12/99	1999	100%	Linens and Things
					Pier 1 Imports
					DSW Shoe Warehouse
Shakopee Valley Shakopee, MN	146,430	12/02	2000 / 2001	99%	Kohl's
					Office Max
Shakopee Valley Outlot Shakopee, MN	12,285	03/06	2007	100%	None

Shoppes at Grayhawk Omaha, NE	227,350	02/06	2001/2004	96%	Lowe’s
					Michael’s
Shops at Orchard Place Skokie, IL	165,141	12/02	2000	94%	Best Buy
					DSW Shoe Warehouse
					Ulta Salon
					Pier 1 Imports
					Petco
					Walter E. Smithe
					Factory Card Outlet

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Power Centers

University Crossing Mishawaka, IN	136,430	10/03	2003	81%	Marshall’s
					Babies R Us
					Petco
					Dollar Tree Stores
					Pier One Imports

Woodfield Plaza Schaumburg, IL	177,160	01/98	1992	99%	Kohl's
					Wicke’s
					Barnes & Noble
					Joseph A. Banks Clothiers

Total	11,037,318

As of September 30, 2007, we owned 16 investment properties through our joint ventures, comprised of 1 Single User, 8 Neighborhood Retail Centers, 3 Community Centers, 1 Lifestyle Center, and 3 Power Centers.  These investment properties are located in the states of Idaho (1), Illinois (12), Minnesota (1), Texas (1) and Wisconsin (1).  Tenants of the investment properties are responsible for the payment of some or all of the real estate taxes, insurance and common area maintenance.

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Single User

FMC Technologies Houston, TX	462,717	03/07	1970/2006	100%	FMC Technologies

Neighborhood Retail Centers

Cobblers Crossing Elgin, IL	102,643	05/97	1993	97%	Jewel Food Stores

Forest Lake Marketplace Forest Lake, MN	93,853	09/02	2001	100%	MGM Liquor Warehouse
					Cub Foods
Mapleview Grayslake, IL	114,914	03/05	2000	97%	Jewel Food Stores

Marketplace at 6 Corners Chicago, IL	117,000	11/98	1997	100%	Jewel Food Store
					Marshall’s Dept. Store
Shops of Mill Creek Palos Park, IL	102,422	03/98	1989	96%	Jewel Food Store

Ravinia Plaza Orland Park, IL	101,384	11/06	1990	82%	Borders
					Pier 1 Imports

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Neighborhood Retail Centers

Regal Showplace Crystal Lake, IL	88,400	03/05	1998	100%	Regal Cinemas

Southshore Shopping Center Boise, ID	113,700	09/07	1992	0%	None

Community Centers

Chatham Ridge Chicago, IL	175,754	02/00	1999	98%	Cub Foods (b)
					Marshall’s Dept. Store
					Bally Total Fitness
Greentree Center & Outlot Caledonia, WI	169,268	02/05	1990/1993	98%	Pic n Save
					K-Mart
Thatcher Woods River Grove, IL	193,313	04/02	1969/1999	96%	Walgreens
					A.J. Wright
					Olson’s Ace Hardware
					Hanging Garden Banquet
					Binny’s Beverage Depot
					Dominick’s

Lifestyle Center

Algonquin Commons
Algonquin, IL	562,218	03/06	2004/2005	90%	Circuit City
					PetsMart
					Office Max
					Wickes
					Barrett’s Home Theater
					Border's
					Pottery Barn
					Old Navy
					DSW Warehouse
					Dick's Sporting Goods
					Trader Joe's
Power Center

Orland Park Place Orland Park, IL	599,664	04/05	1980/1999	99%	K & G Superstore
					Old Navy
					Cost Plus World Market
					Stein Mart
					Tiger Direct
					Barnes & Noble
					Wickes Furniture
					DSW Shoe Warehouse
					Bed, Bath & Beyond
					Sports Authority
					Binny’s Beverage Depot
					Office Depot
					Dick’s Sporting Goods
					Marshall's
					Filene’s Basement

Inland Real Estate Corporation
Supplemental Financial Information
As of September 30, 2007

Property	Gross Leasable Area (Sq Ft)	Date Acq.	Year Built/ Renovated	Financial Occupancy	Anchor Tenants (a)

Randall Square Geneva, IL	216,485	05/99	1999	99%	Marshall’s Dept. Store
					Bed, Bath & Beyond
					Old Navy
					Factory Card Outlet
					Shoe Carnival
					Petsmart
					Michaels Stores
Woodfield Commons E/W Schaumburg, IL	207,452	10/98	1973, 1975 1997	99%	Toys R Us
					Luna Carpets
					Comp USA (b)
					Cost Plus World Market
					Party City
					Discovery Clothing
					Harlem Furniture
					REI
Total	3,421,187

Total /Weighted Average	14,458,505			96%

(a)	Anchor tenants are defined as any tenant occupying 10,000 or more square feet. The trade name is used which may be different than the tenant name on the lease.

(b)

We continue to receive rent from tenants who have vacated but are still obligated under their lease terms.  These tenants continue to pay an amount equal to the contractual obligations under their lease.